This Lease dated January 21, 2015 is by and between “Marsel Plaza LLC.” (hereinafter “Landlord”) and ““LAURENCE WAINER” and “Blow and Drive INTERLOCK, INC.”” (hereinafter “Tenant”).

1.	LEASE OF PREMISES

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described at Section 2k. The Premises are located within the Building and Project described in Section 21. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2.	DEFINITIONS

As used in this lease, the following terms shall have the following meanings:

a.	Base Rent: $1,450.00 per month (See Section 5.1)

b.	Base Year: 2015

c.	Broker: Meir Kroll

d.	Commencement Date: FEBRUARY 1, 2015

e.	Common Areas: The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f.	Expiration Date: Twenty-Four (24) months from the Commencement Date.

g.	Intentionally Omitted

h.	Landlord’s Mailing Address:	9454 Wilshire Blvd., Suite 600 Beverly Hills, CA 90212 Fax: (310)278-0866

	Tenant’s Mailing Address:	5527 Hermitage Avenue Valley Village, CA 91607 Fax: (______) ____________

i.	Option: Landlord hereby grants to Tenant one (1) option (“Option”) to extend the Term of this Lease for an additional period of three (2) years for each option (“Option Term”). ((See number 40 below))

j.	Parking: Tenant shall be permitted, but is not obligated to, park up to four (4) parking spaces for a total of $200.00 to be paid on a monthly basis for parking in the subterranean (underground) parking during the Lease Term. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. Landlord reserves the right to separately charge Tenant’s guests and visitors for parking. Tenant’s parking rights shall be subject to Exhibit “B”. Tenant will not park Tenant’s vehicle on the first floor of the shopping center. Tenant’s parking rates of $200.00 for the four (4) parking spaces will increase by 10% per a year for each remaining year of the lease.

k.	Premises: That portion of the Building is known as suite 304.

l.	Project: The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 1080 South La Cienega Boulevard, Los Angeles, California, Suite 304.

m.	Intentionally Omitted.

n.	Security Deposit (Article 7): Total of: $4,350.00

o.	State: CA

P.	Tenant’s First Adjustment Date (Section 5.2): The first day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs.

q.	Payment of First and Last Month. At the time of execution of this Lease, Tenant will pay Landlord for the first and last month rent that equates to $3,750 In additional to this, Tenant will provide payment of $4,350.00 for security deposit.

r.	Tenant’s Use Clause (Article 8): Solely for office use for the purposes of selling of interlock systems and for no other usage.

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3.	EXHIBITS

The exhibits listed below are incorporated by reference in this Lease:

“A”	FLOOR PLAN

“B”	PARKING AGREEMENT

“D”	RULES AND REGULATIONS

“F”	LEASE GUARANTY

4.	DELIVERY OF POSSESSION

4.1	Intentionally omitted.

4.2	Tender of Possession — Defined. Possession of the Premises shall be deemed tendered to Tenant (“Tender of Possession”) upon execution of this Lease.

4.3	Delays Caused by Tenant. If Tender of Possession is delayed as a result of delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors, the date that Tender of Possession would have occurred but for such delays shall be deemed for all purposes to be the date of Tender of Possession, and there shall be no abatement of rent thereafter.

4.4	Intentionally omitted.

4.5	Intentionally omitted.

5.	RENT

5.1	Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term without any offset, notice or demand. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

5.2	Adjusted Base Rent. The amount of Monthly Installments of Base Rent payable hereunder shall be as follows:

Months	Monthly Base Rent
1 - 12	$1,450.00
13-24	$1,450.00

5.3	Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes refereed to as the “Rent”). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefore and without deduction or offset, in lawful money of the United States of America.

5.4	Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

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6.	INTEREST AND LATE CHARGES

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.	SECURITY DEPOSIT

Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2n upon execution of this Lease, as security for Tenant’s faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefore, restore the Security Deposit to the full amount originally deposited; Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within thirty (30) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. Notwithstanding anything to the contrary contained herein, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8.	TENANT’S USE OF THE PREMISES

Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the Certificate of Occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the Certificate of Occupancy. Tenant, at Tenant’s own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.	SERVICES AND UTILITIES

Landlord shall provide Tenant with access at the Premises to any utilities reasonably necessary to conduct retail business in the Premises (“Utilities”). Tenant shall pay for the cost of Utilities servicing the Premises utilized by Tenant directly to the public utility provided. The cost of any Utilities for the benefit of the Common Areas shall not be charged to or payable by Tenant and shall be included in Common Area Expenses.

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The electrical power to the Premises is currently provided by the public utility directly to the Premises. Tenant shall, at its own expense, arrange for and directly pay to the appropriate utility company the cost of any such electrical use and the cost of any other service provided to the Premises such as telephone and cable which are not furnished by Landlord.

The heating, ventilation and air conditioning system serving the Premises, services only the Premises and the cost of its operation, maintenance and its use and consumption, as separately metered or sub-metered to the Premises, shall be paid directly by Tenant.

Landlord reserves the right to alter the provider or manner of providing the Utilities serving the Premises provided that in no event shall Tenant’s total charges for utilities provided by Landlord exceed the amount that Tenant would be charged by the local utility company if it were billed directly by such utility as a direct retail customer.

(If Office Lease, Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises, during generally recognized business days and during hours determined by Landlord in its sole discretion and subject to the Rules and Regulations of the Building or Project, electricity for normal desktop office equipment and normal copying equipment, and heating, ventilation and air conditioning (“HVAC’) If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord’s charges therefore on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat-generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

Nothing contained in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.)

10.	CONDITION OF THE PREMISES

Landlord shall deliver the Premises to Tenant in “as-is” condition. Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord written notice on or before the Commencement Date. “No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

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11.	CONSTRUCTION, REPAIRS AND MAINTENANCE

a.	Landlord’s Obligations. Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building,

b.	Tenant’s Obligations.

(1)	Tenant shall perform all work required to the Premises.

(2)	I Tenant, at Tenant’s sole expense, shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

(3)	I Tenant shall be responsible for repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant’s Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant’s Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(4)	1 If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c.	Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. Should any law, statute, ordinance or governmental rule of regulation be promulgated or enacted requiring the installation of appropriate fire life safety equipment, Tenant shall bear its Proportionate Share of responsibility for said cost, as per paragraph 2q.

d.	Intentionally Omitted

e.	Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f.	Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by an other tenant’s lease or required by law to make in or to any portion of the Project Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

g.	Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h.	Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant’s expense.

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12.	ALTERATIONS AND ADDITIONS

a.	Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord’s option, require that any such work be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord’s contractor, an administrative fee of three percent (3) of the cost of the work.

b.	Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant’s leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non- responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c.	Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic’s and material men’s liens and to ensure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of ail liens.

d.	Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

e.	Tenant shall provide Landlord with as-built plans and specifications for any alterations, improvements or additions and Landlord’s written approval thereto shall be required prior to the commencement of any work done on the Premises.

13.	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY

a.	All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of during the Lease Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of the Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b or if such removal is required by Landlord.

b.	All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14.	RULES AND REGULATIONS

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “D” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.	CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

a.	To maintain all signs on the exterior and interior of the Building and Project;

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b.	To have passkeys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

c.	At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

d.	To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use reasonable efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

16.	ASSIGNMENT AND SUBLETTING

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a.	Tenant shall not, without prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any part other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b.	If, at any time or from time to time during the Term, Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set for in Tenant’s notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1)	Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2)	The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3)	No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4)	No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5)	All sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c.	No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder, The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

d.	If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred Dollars and No/100ths Dollars ($500) including any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.

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e.	Notwithstanding any of the foregoing, the following shall be considered an inexhaustive list of reasonable grounds for the denial of consent to any assignment or sublease:

(a)	The assignment or sublease would violate a use restriction or other enforceable provision contained in any other lease in the Building;

(b)	An assignment or sublease to a tax-exempt or other entity which would require Landlord to depreciate or amortize any of its real or personal property on a less favorable basis than Landlord is presently using;

(c)	The assignment or sublease will unreasonably increase Project operating costs, services, utilities or other expenses which must be shared jointly by other tenants; or

(d)	The assignee or sublessee is not able to reasonably comply with the rules pertaining to the use of the Premises contained in paragraph 8 of the Lease.

17.	HOLDING OVER

If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, which consent Landlord shall have the right to grant or withhold in its sole and absolute discretion, such occupancy shall be a tenancy from month to month at a Minimum Rent in the amount of fifteen percent (15%) above the previous month’s Minimum Rent, plus all other rent and charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, Landlord may treat such occupancy as a tenancy at sufferance at a rental in the amount which Landlord determines at its sole discretion, plus all other rent and charges payable hereunder, and upon all the terms hereof. In any event, no provision of this paragraph shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law or limit Landlord’s remedies for Tenant’s failure to return possession of the Premises upon the expiration of this Lease.

18.	SURRENDER OF PREMISES

a.	Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty that is not the obligation of Tenant to repair, and (iii) loss by condemnation. Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b.	If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys to the Premises.

19.	DESTRUCTION OR DAMAGE

a.	If the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within one hundred eighty (180) days. If Landlord determines that repairs can be completed within one hundred eighty (180) days without the payment of overtime, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b.	If, in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed within one hundred eighty (180) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c.	If any other portion of the Building or Project is totally destroyed or damaged to the extent that, in Landlord’s opinion, repair thereof cannot be completed within one hundred eighty (180) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, ill which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

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d.	If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Initial Tenant Improvements in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises. Building or Project as a result of any damage from fire or other casualty.

e.	This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances, in the absence of express agreement, shall have no application.

20.	EMINENT DOMAIN

a.	If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b.	In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority, Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s personal property.

c.	In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of initial tenant improvements. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.

21.	INDEMNIFICATION

a.	Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant’s use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any Tenant’s obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b.	Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

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22.	TENANT’S INSURANCE

a.	All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State. Each policy shall name Landlord, and, at Landlord’s request, any mortgagee of Landlord, as an additional insured, as their respective interest may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the Insurer of any right of subrogation against Landlord, its agent, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid-up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

b.	Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c.	Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect Workers’ Compensation Insurance as required by law and Comprehensive Public Liability and Property Damage Insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less then One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

23.	WAIVER OF SUBROGATION

Landlord and Tenant each hereby waive all rights or recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage (or that would have been covered but for the failure of a party to maintain insurance coverage required hereunder). Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24.	SUBORDINATION AND ATTORNMENT

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing on such lender’s or lessor’s form providing that, as long as Tenant is not in default hereunder, the Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the Lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor, as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25.	TENANT ESTOPPEL CERTIFICATES

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall, at Landlord’s election, be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month’s Rent has been paid in advance.

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26.	TRANSFER OF LANDLORD’S INTEREST

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord’s successor and, upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.	DEFAULT

27.1	Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a.	If Tenant abandons or vacates the Premises; or

b.	If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c.	If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; or

d.	If a writ of attachment or execution is levied on this Lease or on any of Tenant’s Property; or

e.	If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f.	If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty- five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g.	If, in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

h.

If Tenant is a partnership or consists of more than one (1) person or entity and any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

i.	If Tenant fails to take down or remove any signs that have been placed on the Property (located at 1080 S. La Cienega Blvd., Los Angeles, CA 90035) or in the exterior of the unit after Tenant receives written notice from Landlord. Tenant must within three (3) days of receiving notice, take down and remove any signs that have been placed on the property or in the exterior of the unit.

27.2	Remedies. In the event of Tenant’s default hereunder, then in addition to any other rights or remedies, Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a.	Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b.	Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

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c.	Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Without limiting the provisions hereof, the parties agree that Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord my continue the lease in effect after Tenant’s breach and abondonment and recover rent as it becomes due, if Tenant has the right tot sublet or assign, subject only to reasonable limitations). In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

1.	Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

2.	Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination, until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3.	Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term, after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

4.	Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth at the time of the award” as used in subparagraph 3 above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3	Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of a trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

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28.	INTENTIONALLY OMITTED.

29.	NOTICES

All notices, approvals and demands permitted or required to be given under this Lease must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by (i) overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) if by facsimile, with electronic confirmation of good receipt by sending facsimile machine, as follows: (a) if to Landlord, to Landlord’s Mailing Address or facsimile number as set forth in Section 2h and to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address or facsimile number as set forth in Section 2h; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices. All notices sent by mail will be deemed received three (3) days after the date of mailing and all notices sent by other means permitted herein shall be deemed received on the date delivered.

30.	GOVERNMENT ENERGY OR UTILITY CONTROLS

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31.	INTENTIONALLY OMITTED

32.	QUIET ENJOYMENT

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.	OBSERVANCE OF LAW

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statue, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34.	FORCE MAJEURE

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

35.	CURING TENANT’S DEFAULTS

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.	SIGNAGE AND SIGN CONTROL

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

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37.	EASEMENTS

Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

38.	DISCLAIMER

Tenant hereby acknowledges that neither Landlord nor any other person has made any oral or written warranties or representations relative to the use by Tenant of said Premises, except as set forth in this Lease, and Tenant further acknowledges that it assumes all responsibility regarding the Occupational Safety Health Act and the legal use or adaptability of the Premises and the compliance thereof to all applicable laws and regulations in force and effect during the Term of the Lease, except as set forth in this Lease.

39.	ENVIRONMENTAL PROVISIONS

a.	Tenant, at its sole cost and expense, shall comply with Environmental Laws. Tenant hereby indemnifies and at all times shall indemnify, defend (with counsel selected by Landlord) and hold harmless Landlord, Landlord’s trustees, directors, officers, employees, investment manager(s), attorneys, agents and any successors to the landlord’s interest in the chain of title to the Building, their trustees, directors, officers, employees, and agents from and against all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages (including reasonable attorneys’ fees), directly or indirectly arising out of the use, generation, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in the Premises or any other portion of the Building. The indemnity extends to the costs incurred by Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with Environmental Laws, provided Landlord gives Tenant not less than thirty (30) days advance written notice of its intention to incur such costs. Tenant’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the expiration or termination of this Lease.

b.	Tenant shall promptly deliver written notice to Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Premises that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant or other disposal of Hazardous Materials occurred in the Premises or is being or has been released from the Premises. Upon reasonable written request of Landlord, Tenant, through its professional engineers, and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Premises which would arguably come within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Premises as may be required by applicable Environmental Laws which comes within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Notwithstanding the foregoing, Tenant shall have the right to bring on the Premises normal quantities of materials typically used for Tenant’s permitted use under Article 8, provided that such materials are stored and used in accordance with all applicable laws, ordinances and regulations, including all Environmental Laws.

c.	If Tenant breaches its covenants or obligations in this Article, or if the presence of Hazardous Materials on the Premises results in contamination of the Property, or if contamination of the Property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, or if Landlord, any lender or governmental agency requires an investigation to determine whether there has been any violation of this Article, then, Landlord and its agents and representatives shall have the right, at any reasonable time and from time to time during the term of this Lease, to enter upon the Premises to perform monitoring, testing or other analyses, and to review any and all applicable documents, notices, correspondence or other materials which may be in the possession of Tenant. All costs and expenses incurred by Landlord in connection therewith shall become due and payable by Tenant upon Landlord’s presentation to Tenant of an invoice therefor.

d.	“Environmental Laws” means all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances (“Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; California Underground Storage of Hazardous Substances Act [H & S C Sections 25280 et seq.]; the California Hazardous Substances Account Act [H & S C Sections 25300 et seq.]; the California Hazardous Waste Control Act [H & S C Sections 25100 et seq.].

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e.	“Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws, including those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule, or regulation.

40.

a.	Landlord hereby grants to Tenant one (1) option (“Option”) to extend the Term of this Lease for an additional period of three (2) years for each option (“Option Term”). The Option must be exercised, if at all, by written notice (“Option Notice”) delivered by Tenant to Landlord via certified mail not earlier than twelve (12) months nor later than six (6) months prior to the end of the initial Term of this Lease. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the initial Term of this Lease, Tenant (i) is in default under this Lease, (ii) has assigned all or any portion of this Lease or its interest therein, or (iii) except as otherwise permitted without Landlord’s consent, has sublet all or any portion of the Premises. Provided Tenant has properly and timely exercised the Option, the initial Term of this Lease shall be extended by the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth below.

b.	The Base Rent payable for the Option Term, including during the first year of the Option Term, shall be increased by five percent (5%).

41.	MISCELLANEOUS

a.	Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed on accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and either due or delinquent.

b.	Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c.	Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, if Landlord is determined to be the finally prevailing party, then Landlord shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notice of defaults and consultations in connection therewith, regardless of whether a legal action is ultimately commenced.

d.	Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e.	Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

f.	Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State as set forth in Section 20.

g.	Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

15

h.	Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i.	Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j.	Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k.	Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statement, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l.	Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m.	Guaranty. This Lease shall be guaranteed by Laurence Wainer and they shall be required to execute the Lease Guaranty attached hereto as Exhibit “F”.

n.	Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all subtenancies.

o.	Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

p.	Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

q.	Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

r.	Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

s.	INTENTIONALLY OMITTED.

t.	Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

u.	Time of the Essence. Time is of the essence of this Lease.

v.	Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

z.

Tenant will pay an additional of $225.00 P.K on a monthly basis during the Lease and the Option for the usage of electricity related to any signs and for posting any signs. Landlord by way of a written notice can request and have Tenant remove any and all signs. Upon receipt of notice, Tenant will remove all signs within three (3) business days. Shall Tenant fail to abide with the terms of the Landlord’s request to move any and all signs, the Tenant shall be in default at that point.

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The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the date set forth on page 1.

Landlord

______________________________,
a California ______________________

By: ______________________________
Name: ____________________________
Its: ______________________________

1,22,15

Tenant

Blow & Drive Incorp.
a ______________________________

By: Laurence Wainer
Name:
Its: C.E.O.

Tenant

an Individual

By: ______________________________
Authorized Member:
Its: C.E.O.

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EXHIBIT B

PARKING AGREEMENT

1.	The term “Non-Assigned Parking” shall mean parking in a non-assigned parking space on a non-exclusive, first-come, first-served basis on terms and conditions as Landlord shall establish from time to time. The term “Assigned Parking” shall mean parking by a person holding Assigned Parking rights to park in a particular parking space designated from time to time for such purpose by Landlord’s designated Property Manager on terms and conditions as Landlord shall establish from time to time. Notwithstanding the foregoing, Landlord shall from time to time in its sole discretion designate any parking area within the Project for use as Assigned or Non-Assigned parking, or for the use as a “visitor only” parking area subject to Landlord’s exclusive control. Any of Tenant’s invitees parking shall be on a limited (two spaces), first- come, first-served, space-available basis, free of charge and subject at all times to the rights of other tenants of the Building. Tenant acknowledges and agrees that Tenant shall not be entitled to any invitee parking in areas which Landlord has agreed are reserved for other tenants’ invitees. Except as otherwise expressly set forth in this Lease, Tenant is not entitled to any covered parking spaces or any other special rights to specific parking areas or privileges. Any or all of Non-Assigned parking shall, at Landlord’s discretion, consist of tandem parking. Tenant shall be responsible for internally organizing an efficient system with its employees so that its employees move their cars to allow ingress and egress to and from tandem spaces pursuant to parking rules and regulations which Landlord shall promulgate from time to time.

2.	The Landlord reserves the right to alter or change the Building’s existing parking facilities or adopt different parking systems which Landlord determines will enhance the use or efficiency of the parking facilities. Not in limitation of the generality of the foregoing, Landlord shall have the right, at any time, in its sole and absolute discretion to:

(a)	Re-stripe any portion of the painted stall liens to allow for small or compact care parking.

(b)	Re-stripe any portion of the painted stall lines to allow for tandem parking (vehicles parking one in front of the other).

(c)	Make reciprocal parking and reciprocal ingress and egress agreement with contiguous lots.

(d)	Add entrance barriers or gates, provide for attendant parking (e.g., requiring that all drivers leave keys with attendants).

(e)	Restructure or alter, modify or change, from time to time, parking or validation procedures or policies.

(f)	Designate or move any or all parking spaces, assigned or reserved, for any particular purpose.

Landlord also reserves the absolute right, in its discretion, to promulgate parking rules and regulations from time to time and Tenant agrees to comply with, and cause its employees, agents, licensees and invitees to comply with all such rules and regulations.

3.	So long as Tenant does not default under the Lease or this Parking Agreement and so long as the Lease is in full force and effect, Tenant shall be entitled to use up to one (4) unreserved parking permits on a space- available basis in such spaces as Landlord or Landlord’s parking operator shall designate from time to time. Such non- assigned parking shall be at Landlord’s prevailing rate and charges as determined by Landlord from time to time. The applicable rate for parking, as of execution of the Lease for all parking space shall be $200.00.

4.	With regard to any Assigned Parking rights granted to Tenant hereby, the Landlord’s designated Property Manager shall specify in its sole discretion the particular location of Tenant’s Assigned Parking spaces, which locations shall be subject to change from time to time by such Properly Manager in its sole discretion. With regard to any parking rights of Tenant, whether Assigned or Non-Assigned, Tenant shall, if required by Landlord or its Property Manager, deliver required security deposits for parking cards to the Operator of the parking facilities or to the Property Manager, as instructed by said Property Manager.

5.	Landlord, its Property Manager and said Operator shall have no obligation to accept any such security deposit from anyone other than Tenant.

6.	Tenant hereby agrees to cooperate with Landlord and governmental agencies and officials in encouraging employees, licensees and other persons involved with Tenant from parking on the residential streets in the general vicinity of the Building. Tenant shall cooperate with efforts to identify and discourage employees and invitees from parking on surrounding residential streets. Not in limitation of the generality of the foregoing, Tenant shall, every six (6) months during the term of the Lease, circulate memoranda to its employees, which memoranda shall remind such employees not to park on such residential streets. In addition, if requested by Landlord, Tenant shall post bulletins or signs within Tenant’s suite reminding employees not to park on surrounding residential streets. If notified to do so by Landlord, Tenant shall require its employees and invitees to place stickers on their cars. Tenant understands and agrees that Landlord shall have the right to require that all of Tenant’s invitees’ parking validations be paid by Tenant so that invitees will not be required to pay for such invitee parking. All prices, terms and conditions of such validation shall be as Landlord shall determine, from time to time, in its discretion.

7	The foregoing parking rights are personal to Tenant and Tenant shall not have the right, power and/or authority to assign, convey, transfer, hypothecate or encumber said rights or any interest therein in any manner whatsoever. Any attempt by Tenant to do so shall be null and void and, at Landlord’s election, shall constitute a material default hereunder, and under the Lease; provided Tenant has not cured the default within the period, after notice, as specified in paragraph 27.1c. However, such parking rights may be transferred in whole or in part along with all or any portion of Tenant’s rights to the Premises that are assigned or sublet pursuant to the terms of the Lease.

8.	No language or provision of this Parking Agreement shall be interpreted either for or against any party by virtue of any party or any attorney for any party having drafted such language or provision. Landlord makes absolutely no representations or warranties, expressed or implied, with respect to any parking rights or parking facilities, except as set forth in this Agreement.

9.	Landlord shall not be deemed in breach of this Agreement unless Tenant gives Landlord written notice of such breach and a reasonable time to cure such breach (which time shall not be less than thirty (30) days and Landlord does not commence to cure such breach within such reasonable period. Landlord shall use its best efforts to enforce the rules and regulations but shall have no liability for the violation by other tenants or by other third persons of the rules and regulations or of any parking agreements. Landlord shall not be required to tow cards. Landlord shall also have no liability or responsibility for lost or stolen items left in vehicles. There are no third party beneficiaries to this Agreement, whether named herein or not.

LANDLORD’S INITIALS	TENANT’S INITIALS

EXHIBIT D

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Project without the written consent of Landlord.

2.	Neither awnings nor other projections shall be attached to the outside walls or surfaces of the Project nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

3.	No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Project without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. However, Tenant may install, without consent, signs located entirely within the Premises.

4.	The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

5.	No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

6.	No bicycles, vehicles or animals of any kind (except so called companion animals) shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from the Premises.

7.	The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy or permit any portion of his premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form or as a barber shop or manicure shop. No tenant shall engage any employees on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

8.	No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way.

9.	No tenant shall throw anything out of doors, off balconies or down the passageways.

10.	No tenant shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical, or substance. The tenant shall not do or permit anything to be done in the leased premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Project, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Project, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental agency.

11.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the approval of Landlord which will not be unreasonably withheld. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.

12.	All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Project and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors.

13.	No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. This authorization will not be unreasonably withheld by Landlord.

14.	Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and, upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.	Landlord reserves the right to exclude from the Project between the hours of 7:00 p.m. and 7:00 a.m. and at all hours of Sundays and legal holidays all persons who do not present a pass to the Project signed by the Landlord. Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. Landlord’s permission is not to be unreasonably withheld in establishing an after-hours entry procedure for Tenant’s invitees.

16.	Any persons employed by any tenant to do janitor work, shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the manager of the Project (but not as an agent or servant of said manager or of Landlord). Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

17.	All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.	The requirements of tenants will be attended to only upon application to the Office of the Project.

19.	Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

20.	All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21.	No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.	There shall not be used in any space, or in the public halls of the Project, either by tenant or others, any hand trucks except those equipped with rubber tires and side guards.

23.	Landlord wilt direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

24.	No person shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation for such items shall be via the service elevators in such manner as prescribed by Landlord.

25.	Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, lighting, ventilating and air conditioning systems and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

26.	All parking ramps and areas, pedestrian walkways, plaza and other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

27.	Landlord reserves the right to exclude or expel from the project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

28.	Landlord is not responsible to any tenant for the non-observance or violation of the rules and regulations by any other tenant.

LANDLORD’S INITIALS	TENANT’S INITIALS

EXHIBIT F

LEASE GUARANTY

1. FOR VALUE RECEIVED, and in consideration for, and as an inducement to Marsel Plaza, LLC., as Landlord, to make the foregoing Lease (including all Exhibits thereto), with LAURENCE WAINER, as Tenant, the undersigned, LAURENCE WAINER (hereinafter sometimes called “Guarantor”), hereby absolutely and unconditionally guarantees the full payment of all monetary obligations therein provided to be performed and observed by Tenant, Tenant’s heirs, executors, administrators, successors and assigns (the phrase “heirs, executors, administrators, successors and assigns” not altering any of the provisions of said Lease relating to assignment or subletting); and Guarantor hereby make themselves fully liable for such payment.

2. Guarantor expressly agrees that the validity of this Guaranty and his obligations hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord by said Lease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions (whether or not Guarantor shall have received any notice of or consented to any such transaction): (i) any renewal, extension, modification or amendment of said Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) death of any party Tenant (who may be a natural person); (v) any dissolution of Tenant (if Tenant is a corporation); or (vi) the fact that Tenant (if Tenant is a corporation) may be a party to any merger, consolidation or reorganization; provided however, if Tenant is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the payment of all monetary obligations of Tenant under said Lease.

3. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of said Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under said Lease) with knowledge of the breach of any provision of said Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under said Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).

4. Guarantor further agrees to indemnify and hold harmless Landlord from all loss, damage, cost and expense (including, without limitation, costs of court and attorneys’ fees incurred by Landlord) in the event of any default by Tenant under such Lease.

5. Guarantor further agrees that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant). The defense of any setoff or counterclaim available to Tenant under the terms of the Lease, the defense that Landlord’s claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty, indemnification and suretyship, including without limitation, substantive defenses and procedural defenses, are hereby waived and released by Guarantor.

6. All of the covenants, duties and obligations of Guarantor under this Guaranty shall be performed in Los Angeles, Los Angeles County, California; and all matters relating to this Guaranty and the covenants, duties and obligations of Guarantor under this Guaranty shall be governed by the laws of the State of California.

7. Guarantor specifically waives any notice of acceptance of this Guaranty by Landlord.

8. If any obligation of Tenant under said Lease is secured, in whole or in part, by collateral of any type Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any wise impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Guaranty.

9. Guarantor acknowledges and represents to Landlord that Tenant executed said Lease and Guarantor executed this Guaranty prior to the time that Landlord executed said Lease; and Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to itself execute and deliver said Lease; and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered said Lease.

10. Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the National Bankruptcy Act, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to such Lease shall be of the same scope as if Guarantor had itself executed said Lease as the named tenant thereunder and no “rejection” and/or “termination” of such Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to such Lease for the remainder of the lease term stated therein unaffected by any such “rejection” and/or “termination” in said proceedings.

11. All rights of Guarantor against Tenant arising by way of subrogation on account of Guarantor’s having performed some covenant, duty or obligation of Tenant under said Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to such Lease; and Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under such Lease shall have been fully performed.

12. If enforcement of the rights of Landlord under this Guaranty is placed in the hands of an attorney on account of any default of Guarantor under this Guaranty, Landlord shall, in addition to the other rights of Landlord hereunder, be permitted to recover Landlord’s reasonable attorney’s fees from Guarantor upon receipt of a final and unappealable judgment for the same in a court of competent jurisdiction.

13. The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor for obligations accruing not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein.

14. Whenever this Guaranty is executed by more than one party as “Guarantor”, all references herein to “Guarantor” shall refer to each and all of the undersigned parties signing this Guaranty as Guarantor; and the liability of said parties for the performance of the covenants, duties and obligations of Guarantor hereunder shall be joint and several.

15. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

16. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on this the day of Twenty First, 2015.